Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)
101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

Biomet, Inc.
(Exact name of obligor as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Indiana (State or other jurisdiction of incorporation or organization)	35-1418342 (I.R.S. Employer Identification No.)
56 East Bell Drive Warsaw, Indiana (Address of principal executive offices)	46582 (Zip code)
_____________________________
6.500% Senior Notes due 2020
6.500% Senior Subordinated Notes due 2020
(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of Agent for Service, of Registrant’s Principal Executive Offices
Biolectron, Inc.	Delaware	13-2914413	399 Jefferson Road Parsippany, NJ 07054 (973) 299-9300
Biomet 3i, LLC	Florida	59-2816882	4555 Riverside Drive Palm Beach Gardens, FL 33410 (561) 776-6700
Biomet Biologics, LLC	Indiana	03-04079652	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639
Biomet Europe Ltd.	Delaware	35-1603620	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639
Biomet Fair Lawn, LLC	Indiana	31-1651311	20-01 Pollitt Drive Fairlawn, NJ 07410 (201) 797-7300
Biomet International Ltd.	Delaware	35-2046422	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639
Biomet Leasing, Inc.	Indiana	35-2076217	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639
Biomet Manufacturing Corporation	Indiana	35-2074039	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639
Biomet Microfixation, LLC	Florida	59-1692523	1520 Tradeport Drive Jacksonville, FL 32218-2482 (904) 741-4400
Biomet Orthopedics, LLC	Indiana	35-2074037	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639
Biomet Sports Medicine, LLC	Indiana	35-1803072	56 E. Bell Drive Warsaw, IN 46852 (574) 267-6639
Cross Medical Products, LLC	Delaware	31-0992628	181 Technology Drive Irvine, CA 92618 (574) 267-6639
EBI Holdings, LLC	Delaware	22-2407246	399 Jefferson Road Parsippany, NJ 07054 (973) 299-9300
EBI, LLC	Indiana	31-1651314	399 Jefferson Road Parsippany, NJ 07054 (973) 299-9300
EBI Medical Systems, LLC	Delaware	22-2406619	399 Jefferson Road Parsippany, NJ 07054 (973) 299-9300
Electro-Biology, LLC	Delaware	22-2278360	#1 Electro-Biology Boulevard Los Frailes Industrial Park Guaynabo, Puerto Rico 00657 (787) 720-6855
Biomet Florida Services, LLC	Florida	20-0388276	1520 Tradeport Drive Jacksonville, FL 32218 (904) 741-4400
Implant Innovations Holdings, LLC	Indiana	35-2088040	56 E. Bell Drive Warsaw, IN 46852 (574) 267-6639

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of Agent for Service, of Registrant’s Principal Executive Offices
Interpore Cross International, LLC	California	33-0818017	181 Technology Drive, Irvine, CA 92618 (949) 453-3200
Interpore Spine Ltd.	Delaware	95-3043318	181 Technology Drive, Irvine, CA 92618 (949) 453-3200
Kirschner Medical Corporation	Delaware	52-1319702	56 E. Bell Drive Warsaw, IN 46852 (574) 267-6639
Biomet Trauma, LLC	Indiana	27-3309062	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639
Biomet U.S. Reconstruction, LLC	Indiana	45-5118007	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639

Item 1.    General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.    Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated June 27, 2012.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated December 21, 2011.**

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.

** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-3 dated January 23, 2013 of file number 333-186155.
*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 26th day of April, 2013.

WELLS FARGO BANK, NATIONAL ASSOCIATION

_/s/ Yana.Kislenko
Yana Kislenko
Vice President

EXHIBIT 6

April 26, 2013

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

_/s/ Yana Kislenko
Yana Kislenko                                                        Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2012, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$22,460
Interest-bearing balances	105,937
Securities:
Held-to-maturity securities	—
Available-for-sale securities	203,661
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	46
Securities purchased under agreements to resell	30,783
Loans and lease financing receivables:
Loans and leases held for sale	29,991
Loans and leases, net of unearned income	745,960
LESS: Allowance for loan and lease losses	14,234
Loans and leases, net of unearned income and allowance	731,726
Trading Assets	34,637
Premises and fixed assets (including capitalized leases)	7,746
Other real estate owned	3,891
Investments in unconsolidated subsidiaries and associated companies	595
Direct and indirect investments in real estate ventures	11
Intangible assets
Goodwill	21,545
Other intangible assets	19,870
Other assets	53,226
Total assets	$1,266,125
LIABILITIES
Deposits:
In domestic offices	$918,331
Noninterest-bearing	253,411
Interest-bearing	664,920
In foreign offices, Edge and Agreement subsidiaries, and IBFs	76,108
Noninterest-bearing	1,821
Interest-bearing	74,287
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	17,247
Securities sold under agreements to repurchase	12,230
Trading liabilities	18,815
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	39,654

Subordinated notes and debentures	16,747
Other liabilities	32,260
Total liabilities	$1,131,392
EQUITY CAPITAL
Perpetual preferred stock and related surplus	—
Common stock	519
Surplus (exclude all surplus related to preferred stock)	101,833
Retained earnings	24,167
Accumulated other comprehensive income	7,144
Other equity capital components	—
Total bank equity capital	133,663
Noncontrolling (minority) interests in consolidated subsidiaries	1,070
Total equity capital	134,733
Total liabilities, and equity capital	$1,266,125

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate
Federal regulatory authority and is true and correct.

John Stumpf                Directors
David Hoyt
Michael Loughlin